As filed with the Securities and Exchange Commission on August 20, 2008
                                                     Registration No. 333-151931

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1/A
                                (AMENDMENT NO. 1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EASY CD YEARBOOK, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                                   7371                             98-0507524
(State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)           Classification Code Number)           Identification Number)

                            5348 Vegas Dr., Suite 112
                             Las Vegas, NV 89108 USA
                               Tel: (702) 441-0703
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                EastBiz.com, Inc.
                            5348 Vegas Dr., Suite 112
                             Las Vegas, NV 89108 USA
                               Tel: (888) 284-3821
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                               GERSTEN SAVAGE LLP
                            David E. Danovitch, Esq.
                               Jaclyn Amsel, Esq.
                              600 Lexington Avenue
                             New York, NY 10022-6018
                     Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if smaller reporting company)

                         CALCULATION OF REGISTRATION FEE


==============================================================================================================
  Title of Class of                            Proposed Maximum         Proposed Maximum
  Securities to be          Amount to be        Aggregate Price             Aggregate             Amount of
     Registered            Registered(1)          Per Share(2)          Offering Price(2)     Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,                1,886,400             $ 0.05                 $94,320.00                $3.71
$0.0001 per share
--------------------------------------------------------------------------------------------------------------
Total                        1,886,400             $ 0.05                 $94,320.00                $3.71
==============================================================================================================

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3) This Amendment relates to the same number of shares of common stock that were registered in the initial filing of the Registration Statement on Form S-1 on June 25, 2008. The registration fee related to the shares, at the proposed maximum aggregate price of $0.025 per share reflected in the initial filing, was paid with such initial filing. This table reflects an increase only to the offering price per share, from $0.025 to $0.05 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION DATED AUGUST 20, 2008


PRELIMINARY PROSPECTUS

                             EASY CD YEARBOOK, INC.

                        1,886,400 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.05 PER SHARE


The selling stockholders named in this prospectus are offering for resale 1,886,400 shares of our common stock at an offering price of $0.05 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Easy CD Yearbook, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                 The date of this prospectus is _________, 2008

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.


                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.........................................................   1

RISK FACTORS...............................................................   5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................  11

TAX CONSIDERATIONS.........................................................  11

USE OF PROCEEDS............................................................  11

DETERMINATION OF THE OFFERING PRICE........................................  11

MARKET FOR OUR COMMON STOCK................................................  12

DIVIDEND POLICY............................................................  12

DILUTION...................................................................  12

SELLING STOCKHOLDERS.......................................................  13

PLAN OF DISTRIBUTION.......................................................  15

DESCRIPTION OF SECURITIES..................................................  17

SHARES ELIGIBLE FOR FUTURE SALE............................................  18

EXPERTS....................................................................  19

LEGAL REPRESENTATION.......................................................  19

OUR BUSINESS...............................................................  19

LEGAL MATTERS..............................................................  25

MANAGEMENT.................................................................  25

EXECUTIVE COMPENSATION.....................................................  27

COMPENSATION OF DIRECTORS..................................................  28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................  28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  28

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION.......................  29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATION..................................................  30

FINANCIAL STATEMENTS.......................................................  36

WHERE YOU CAN GET MORE INFORMATION.........................................  37

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5. ALL REFERENCES TO "WE," "US," "OUR," "EASY CD YEARBOOK," "COMPANY" OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO EASY CD YEARBOOK, INC. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING MAY 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK.


CORPORATE BACKGROUND AND BUSINESS OVERVIEW

We were incorporated in the state of Nevada on June 27, 2006. Our offices are currently located at 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108 USA. Our telephone number is (702) 441-0703. We have a website at http://www.easycdyearbook.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has no revenue and has had limited operations to date. From June 27, 2006 (inception) to May 31, 2008, we have incurred accumulated net losses of $4,695. Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

We are planning to produce and market an instructional video program called "How to Publish a Multimedia Yearbook" which will be available on DVD and viewable on our website. A multimedia yearbook is a CD/DVD that contains video, photos, audio and text that is PC and Mac compatible, which we believe can serve as an inexpensive replacement or supplement to a traditional printed yearbook. Our video program will be a series of 10 video sessions which collectively will provide instruction to viewers on how to use multimedia tools, software and equipment that are, or may be, readily available to them in order to create a multimedia yearbook. Such tools include scanners, cameras, computers, CD/DVD burners and other equipment that will likely be available for use at any school or club, as well as free "open-source" software. Our video program will provide instruction on various areas of multimedia including, among others, downloading & installing free image manipulation software, collecting and editing digital photos, installing a free video editing tool, recording audio and creating interactive menus. Our video program will also include an electronic curriculum guide, or a "How To" guide, which will assist teachers and instructors to design and present a course on producing a multimedia yearbook.

Our goals over the next 12 months are to:

     * engage a production contractor to produce our video program and "How To" guide and complete production by March 2009;
     * drive traffic to our website where customers will be able to purchase our product by identifying marketing and advertisement opportunities, including entering into internet advertisement arrangements, contacting schools and complimentary sites about establishing reciprocal links from our site to theirs, performing targeted web and email campaigns, and others;
     * collect information and create customer lists from our website and email campaigns;
     * generate revenue by June of 2009 by entering into arrangements with schools, clubs, teachers and/or students to purchase our video product; and
     *    achieve break-even results of operations.

We are currently seeking a third party contractor to produce the 10-session instructional video program and the related electronic "How To" curriculum guide for teachers and instructors, which we estimate will cost us approximately $21,300. We anticipate that our video product will be available in March 2009.

Once we complete the development and production of our product, we plan to market our product to students and teachers in schools and clubs in North America who wish to produce a multimedia yearbook for their school or club. Our management will be responsible for executing our marketing plan, and we have budgeted $8,000 toward these efforts over the next 12 months. Initially, we plan to gain a customer base through a targeted web campaign. We also intend to use search engines, reciprocal links, internet marketing and branding in order to market a sell our product.

Our video program will be available on DVD and as a direct download/view from our website. We plan to price our product at $379 initially when downloaded or viewed online, and at a slightly higher price for a boxed version on DVD. We also plan to offer a discount to those schools and clubs that agree to link their website to our website. We expect to begin generating revenues from the sale of our product in June 2009.


If we are successful and have the financial and cash resources to do so, we then plan to expand our video program with complementary videos for other areas of multimedia. We also plan to expand our business from sales generation exclusively from the Internet to having our products sold to customers through other consumer channels such as retailers, wholesalers, or other direct sale methods.


We have two executive officers who also serve as our directors. Mr. Almaymoon Mawji, our President, Treasurer and a Director, resides in Calgary, Alberta, Canada. He has nine years of experience as vice president of sales and enrollment for a child learning center in Calgary. He also serves as a director for a Calgary company that owns the rights to sell services of a broadband Internet phone company. Mr. Zahirali Kaba, our Secretary and a Director, resides in Tanzania. For the last eight years, Mr. Kaba has served as a partner of a mining company of gemstones and other precious stones located in Tanzania. Neither of our officers lives in Nevada or in the United States.

From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We have spent only approximately $1,276 on development of our business. Between November 2006 and March 2008, we were focused primarily on raising capital to execute our business plan, and on March 31, 2008 we closed on a private placement of our common stock pursuant to which we sold 1,886,400 shares of our common stock for total gross proceeds of $47,160. We have sold and issued an aggregate of 7,386,400 shares of our common stock since our inception through the March 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of approximately $52,640. Since our inception we have not made any significant purchases or sale of
assets,   nor  have  we  been   involved  in  any   mergers,   acquisitions   or
consolidations.

SUMMARY OF THE OFFERING


Shares of common stock being offered
 by the selling stockholders:           1,886,400 shares of our common stock.


Offering price:                         $0.05 per share of common stock.


Number of shares outstanding before
 the offering:                          7,386,400

Number of shares outstanding after
 the offering, if all the shares
 are sold:                              7,386,400

                                        Our executive officers and directors currently hold 74.46% of our shares, and, as a result, they retain control over our direction.


Market for the common stock:            There is no public market for our common
                                        stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin
                                        Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.


Use of Proceeds:                        We will not  receive any  proceeds  from
                                        the sale of the  shares of common  stock
                                        by the selling  stockholders  identified
                                        in   this   prospectus.    The   selling
                                        stockholders   will   receive   all  net
                                        proceeds from the sale of the shares
                                        offered by this prospectus.


Risk Factors:                           See "Risk  Factors"  beginning on page 5
                                        and  the  other   information   in  this
                                        prospectus   for  a  discussion  of  the
                                        factors  you  should   consider   before
                                        deciding to invest in shares of our common stock.


Dividend Policy:                        We  have  not   declared   or  paid  any
                                        dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from June 27, 2006 (date of inception) through May 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

                             STATEMENT OF OPERATIONS

                                                                   Period from
                                                                    Inception
                                                                 (June 27, 2006)
                                                                       to
                                                                   May 31, 2008
                                                                   ------------

Net loss                                                            $    4,695

Net loss per common share:                                                  --
Basic and diluted (less than $0.01 per share)                                0

Weighted average number of Common shares outstanding:                5,815,261

                               BALANCE SHEET DATA

                                                                   May 31, 2008
                                                                   ------------

Total assets                                                        $   47,946
Total liabilities                                                           --
Total Liabilities and Stockholders' Equity                          $   47,946

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

AS A COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

We were incorporated on June 27, 2006. We currently have no products, customers, or revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be focused on the development and marketing of an instructional video program on creating a multimedia yearbook. Although we believe that our video product has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

OUR BUSINESS PLAN MAY BE UNSUCCESSFUL, AND IF IT FAILS, WE WILL NOT HAVE ALTERNATE SERVICES OR PRODUCTS TO OFFER TO ENSURE OUR CONTINUATION AS A GOING CONCERN.

The success of our business plan is dependent on the development of our sole product, our instructional video program on creating a multimedia yearbook. Our ability to develop this video program is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our system. Should this system be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

WE HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT WILL CONTINUE IN THE FUTURE.

Our management believes that the prior investment of approximately $52,600 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after this offering. We expect, however, to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development, marketing and sales of our video program. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.


We have incurred net losses of $4,695 for the period from June 27, 2006 (date of inception) through May 31, 2008. We anticipate generating losses for the next 12 months, with revenues beginning no earlier than June of 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.


To date, we have completed only initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN OR STAY IN BUSINESS WITHOUT ADDITIONAL FUNDING.


Our ability to successfully develop our technology and to eventually produce and sell our product to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We raised approximately $52,600 from private placements of our common stock, which we required to commence operations and which will help us remain operational during the next 12 months. However, we will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.


BECAUSE OUR CURRENT OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT FOR SHAREHOLDERS TO RECOVER AGAINST THEM.


Both of our officers and directors are located outside of the United States: one resides in Tanzania and one in Canada. Were one or more shareholders to bring an action against our management in the United States and succeed, either through default or on the merits, and obtain a financial award against an officer or director of the Company, that shareholder may be required to enforce and collect on his, her or its judgment in these countries, unless the officer or director owned assets which were located in the United States. Further, shareholder efforts to bring an action in these countries against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.


WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.


Our management has limited experience marketing our proposed product and no distribution system has yet been developed and tested. Our President, Treasurer and director, Almaymoon Mawji, who will be primarily responsible for marketing and sales of our product, has no experience in our industry or in marketing. Further, we have budgeted only $8,000 toward these efforts over the next 12 months, which is a very limited amount of capital with which to launch our effort. Given the relatively small budget and limited experience of our officers, there can be no assurance that our efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with the necessary marketing and sales expertise to significantly grow our sales. Our future success will depend, among other factors, upon whether our product can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use it. There can be no assurance that our product will gain wide acceptance in its targeted markets or that we will be able to effectively market our product.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.


Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those that we expect to incur as a publicly reporting company, and for website development, development and production of our video, and administrative expenses, which management estimates to total approximately $40,000 over the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Expenditures" below for additional detail. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.


WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.


We are engaged in a rapidly evolving technology industry, and face direct competition from companies that offer designated software to publish a multimedia yearbook, as well as from publishers of printed yearbooks which can begin to offer multimedia yearbook products at any time to their existing customers. We are aware of approximately 12 companies that offer designated software to publish a multimedia yearbook in North America and numerous publishers of printed yearbook from which we would face direct competition in the event they begin to offer multimedia yearbook products in addition to or in conjunction with their printed products. Such competitors may have greater resources, research and development staff, sales and marketing staff and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive products. There can be no assurance that our competitors will not develop technologies and products that are more effective than those being developed by us or that would render our technology and product obsolete or noncompetitive.


OUR OFFICERS AND DIRECTORS WILL COLLECTIVELY ALLOCATE ONLY A PORTION OF THEIR TIME TO OUR COMPANY'S BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON EASY CD YEARBOOK'S SUCCESS.


Currently, our officers and directors allocate only a portion of their time, or up to approximately 20 hours per week, to the operation of Easy CD Yearbook's business. If our business develops faster than anticipated, or if their other commitments require devotion of more substantial amounts of time, our ability to create and sustain a successful business could be negatively impacted.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCT AND ONGOING OPERATIONS.

The development and marketing of our product will continue to place a significant strain on our management and other resources. Our future success depends upon the continued services of our executive officers who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of Almaymoon Mawji, our President, Treasurer and a Director, would negatively impact our ability to sell our product, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreement with Mr. Mawji and do not anticipate entering into any such agreement in the foreseeable future.


                       RISKS RELATING TO OUR COMMON STOCK

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained.

After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.


Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than  $5.00  (other  than  securities  registered  on some  national  securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.


FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the OTCBB following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     *    our   announcements  of  significant   contracts  and  achievement  of
          milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

OUR  INSIDERS   BENEFICIALLY  OWN  A  SIGNIFICANT  PORTION  OF  OUR  STOCK,  AND
ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, THE COMPANY'S BUSINESS AND MANAGEMENT.


As of August 18, 2008 our executive officers and directors beneficially own 5,500,000 shares of our common stock in the aggregate, or approximately 74.46% of our issued and outstanding common stock. Mr. Almaymoon Mawji, our President, Treasurer and a Director, owns 2,500,000 shares of our common stock, or approximately 33.85%, and Mr. Zahirali Kaba, our Secretary and a Director, owns 3,000,000 shares of our common stock, or approximately 40.61%. As a result, our executive officers, directors and affiliated persons will have significant influence to:


     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.


In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE PRICE OF OUR SHARES IN THIS OFFERING WAS DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.


The initial offering price of the common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.


BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SHARES OF COMMON STOCK MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We are authorized to issue up to 100,000,000 shares of common stock, of which 7,386,400 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: "BELIEVE," "EXPECT," "ESTIMATE," "ANTICIPATE," "INTEND," "PROJECT" AND SIMILAR EXPRESSIONS OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. IN SOME CASES, YOU CAN ALSO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "PLANS," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN ADDITION, YOU ARE DIRECTED TO FACTORS DISCUSSED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION SECTION BEGINNING ON PAGE 30, AND THE SECTION ENTITLED "OUR BUSINESS" BEGINNING ON PAGE 19, AND AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. OTHER FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see "Selling Stockholders" below for a list of these individuals.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

                       DETERMINATION OF THE OFFERING PRICE


There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See "Plan of Distribution" for additional information.


                           MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock.


After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.


We have issued 7,386,400 shares of our common stock since the Company's inception on June 27, 2006, all of which are restricted shares. See "Certain Relationships and Related Transactions" below for information with respect to some of these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS


We had 39 holders of record of our common stock as of August 18, 2008.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 1,886,400 shares of common stock offered through this prospectus. The selling stockholders are non-U.S. persons who acquired the 1,886,400 shares of common stock offered through this prospectus from us in a private placement pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") which closed on March 31, 2008, thus exempting these offerings from the registration requirements of the Securities Act.


The following  table provides as of August 18, 2008,  information  regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling stockholders, including:


     1. The number and percentage of shares beneficially owned prior to this offering;
     2.   The total number of shares to be offered hereby; and
     3. The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, no selling stockholders is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                           Beneficial Ownership                          Beneficial Ownership
                                         Prior to this Offering(1)      Number of           After Offering
                                        ---------------------------      Shares        --------------------------
                                        Number of                         Being        Number of
Name of Selling Stockholder              Shares          Percent(2)      Offered        Shares         Percent(2)
---------------------------              ------          ----------      -------        ------         ----------
Safia (3)         Nathoo                 40,000              *            40,000          0                0
Mohamed (3)       Nathoo                 40,000              *            40,000          0                0
Nazir             Suliman                24,000              *            24,000          0                0
Zarha (4)         Remtulla               30,000              *            30,000          0                0
Raziya (4)(5)     Remtulla               40,000              *            40,000          0                0
Altaf             Nanji                  40,000              *            40,000          0                0

                                           Beneficial Ownership                          Beneficial Ownership
                                         Prior to this Offering(1)      Number of           After Offering
                                        ---------------------------      Shares        --------------------------
                                        Number of                         Being        Number of
Name of Selling Stockholder              Shares          Percent(2)      Offered        Shares         Percent(2)
---------------------------              ------          ----------      -------        ------         ----------
Minaz             Rajan                  40,000              *            40,000          0                0
Lynn              Wortman                40,000              *            40,000          0                0
Mahmood           Rajan                  40,000              *            40,000          0                0
Paul              Herbert                40,000              *            40,000          0                0
Saliya (4)        Remtulla               30,000              *            30,000          0                0
Anver             Karim                  40,000              *            40,000          0                0
Salim (5)         Remtulla               60,000              *            60,000          0                0
Farzina           Suleiman               20,000              *            20,000          0                0
Saleh             Mohamed                32,000              *            32,000          0                0
Meghji            Lakshman               20,000              *            20,000          0                0
Abdul             Samma                  28,000              *            28,000          0                0
Mohammed          Hussein                24,000              *            24,000          0                0
Feroz             Jussab                 20,000              *            20,000          0                0
Hatim             Ally                   20,000              *            20,000          0                0
Sheni             Abdureman              22,400              *            22,400          0                0
Akbar             Gulam                  24,000              *            24,000          0                0
Zahir             Jussab                 24,000              *            24,000          0                0
Nasreen           Othman                 28,000              *            28,000          0                0
Adam              Dhobi                  24,000              *            24,000          0                0
Shabbir           Omar                   28,000              *            28,000          0                0
Shiraz            Fazal                  40,000              *            40,000          0                0
Aleem (6)         Manji                  30,000              *            30,000          0                0
Yazmin (6)        Manji                  30,000              *            30,000          0                0
Salim (6)(7)      Nurali                 30,000              *            30,000          0                0
Noorali (7)       Manji                  30,000              *            30,000          0                0
Rozmin (8)        Mehboob                30,000              *            30,000          0                0
Kassamali (8)     Mehboob                30,000              *            30,000          0                0
Michael           Pawly                 216,000           2.92%          216,000          0                0
Gail              Pawly                 216,000           2.92%          216,000          0                0
Heather           Doppler               216,000           2.92%          216,000          0                0
Aliyah (6)        Manji                 200,000           2.71%          200,000          0                0
                                      ---------          -----         ---------       ----             ----
TOTAL                                 1,886,400          25.54%        1,886,400        NIL              NIL

----------
*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.


(2) Applicable percentage of ownership is based on 7,386,400 shares of common stock outstanding as of August 18, 2008, on a fully diluted basis.


(3)  Mohamed Nathoo is the father of Safia Mohamed.
(4)  Raziya Remtulla is the mother of Zarha Remtulla and Saliya Remutalla.
(5)  Salim Remtulla is the husband of Raziya Remutlla.
(6) Yazmin Manji is the wife of Salim Nurali, who are the parents of Aleem Manji and Aliyah Manji.
(7)  Noorali Manji is the father of Salim Nurali.
(8)  Rozmin Mehboob is the husband of Kassamali Mehboob.

Except as disclosed above, none of the selling stockholders:

     (i) has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;
     (ii) served as one of our officers or directors; nor
     (iii) is a registered broker-dealer or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 1,886,400 shares of our common stock on behalf of the selling stockholders named herein.


The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.


The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

     *    Ordinary broker transactions, which may include long or short sales;
     * Transactions involving cross or block trades on any securities or market where our common stock is trading;
     * Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     *    privately negotiated transactions;
     * at the market to or through market makers or into an existing market for the shares;
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
     * In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or
     *    Any combination of the foregoing.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $17,350.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

     * Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
     * Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " pari passu," each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management."


We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.


As of August 18, 2008, there were 7,386,400 shares of our common stock issued and outstanding.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or rights to purchase any of our securities.

PREFERRED STOCK


We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of August 18, 2008 there were no preferred shares issued and outstanding.


NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS


As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.


TRANSFER AGENT

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, tel. (480) 481-3940, fax (480) 481-3941. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.


Upon completion of this offering, based on our outstanding shares as of August 18, 2008, we will have outstanding an aggregate of 7,386,400 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 1,886,400 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.


The remaining 5,500,000 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

RULE 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 73,864 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from June 27, 2006 (inception) to May 31, 2008, included in this prospectus have been audited by Moore and Associates, Chartered as set forth in their report included in this prospectus.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

                                  OUR BUSINESS


OVERVIEW

We are a development stage company that was incorporated under the laws of the state of Nevada on June 27, 2006. We are planning to produce and market an instructional video program called "How to Publish a Multimedia Yearbook" which will be available on DVD and viewable on our website. A multimedia yearbook is a

CD/DVD that contains video, photos, audio and text that is PC and Mac compatible. Our video program will include 10 video sessions which collectively will provide instruction to viewers on how to use multimedia tools, software and equipment in order to create a multimedia yearbook. We plan to market our product to students and teachers who wish to produce a multimedia yearbook for their school or club. Our video program will also include an electronic curriculum guide, or a "How To" guide, which will assist teachers and instructors to design and present a course on producing a multimedia yearbook.

Our offices are currently located at 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108 USA. Our telephone number is (702) 441-0703. We have a website at http://www.easycdyearbook.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We have commenced only limited operations, primarily focused on organizational matters and efforts related to this offering. Our video program is currently in the development stage and is not ready for commercial sale. We anticipate that our product will be available in March of 2009, and that we will begin to generate revenues no earlier than June of 2009.

We have two executive officers who also serve as our directors. Mr. Almaymoon Mawji, our President, Treasurer and a Director, resides in Calgary, Alberta, Canada. He has nine years of experience as vice president of sales and enrollment for a child learning center in Calgary. He also serves as a director for a Calgary company that owns the rights to sell services of a broadband Internet phone company. Mr. Zahirali Kaba, our Secretary and a Director, resides in Tanzania. For the last eight years, Mr. Kaba has served as a partner of a mining company of gemstones and other precious stones located in Tanzania.


THE VIDEO PROGRAM


We are planning to produce and market an instructional video program called "How to Publish a Multimedia Yearbook" which will be available on DVD and will be viewable on our website. The program will be designed for teachers and students who wish to organize and produce a multimedia yearbook for their school or club.

A multimedia yearbook is a CD/DVD that contains video, photos, audio and text that is PC and Mac compatible, which we believe can serve as an inexpensive replacement or supplement to a traditional printed yearbook. Our video program will be a series of 10 videos that will provide instruction to viewers on how to use multimedia tools, software and equipment that are, or may be, readily available to them, in order to create a multimedia yearbook. These tools include scanners, cameras, computers, CD/DVD burners and other equipment that will likely be available for use at any school or club, as well as "open-source" software, which is software that has source codes that are available to the public typically free of charge and which permits users to use, change and improve the software, redistribute it in modified or unmodified form, thereby collaborating in its development.

We have identified the following steps necessary for producing a multimedia yearbook, and have established the video series program to provide instruction on each of these steps:


Session 1* - Downloading & Setting up free image manipulation software Session 2* - How to use the free image manipulation software.
Session 3  - Downloading & Setting up free video editor software.
Session 4  - How to use the free video editor software
Session 5  - Batch conversion (with image & video processing).
Session 6  - Introduction to slideshows.

Session 7  - How to build interactive menus.
Session 8 - Introduction to an open source CD and DVD writing program. Session 9 - Design CD/DVD Label.
Session 10 - How to burn the complete project.

----------

*    Samples  of  these  two  sessions   are  now   available  on  our  website,
     www.easycdyearbook.com/software.html.

Our video program will also include an electronic guide, or a "How To" guide, designed for teachers and instructors to assist them in establishing a course curriculum on producing a multimedia yearbook. The electronic teachers' guide will include lessons on teaching the skills and steps necessary to provide a multimedia yearbook, as well as lessons on division of labor between students, defining primary tasks, choosing a main theme, collecting media content, editing, and final distribution.

We are currently seeking a third party contractor to produce our 10-session instructional video program, and the related electronic "How To" curriculum guide, which we estimate will cost us approximately $21,300. We anticipate that our video product will be available in March of 2009.


THE MARKET OPPORTUNITY

Virtually all North American high schools and colleges, and many elementary and middle schools, publish yearbooks.

UNITED STATES

According to statistics made available by the Institute of Education Sciences of the U.S. Department of Education - National Center for Education Statistics, there were 97,000 public elementary and secondary schools in the United States during 2005-2006, and an estimated 49.6 million students enrolled in public elementary and secondary schools during 2007-08. In the private segment there were an estimated 6.1 million students enrolled in private elementary and secondary schools during 2007-08.

CANADA

According to a Canada  e-Book made  available  by  Statistics  Canada,  Canada's
National Statistical Agency, in 1999-2000, there were 16,024 elementary and secondary schools in Canada, only 4% of which had enrollments of 1,000 students or more (we do not currently have up to date information regarding the current number of schools in Canada).

We plan to concentrate our marketing efforts primarily to elementary and high schools. These marketing efforts will be geared toward attracting elementary schools seeking an inexpensive substitute to the printed yearbook, and to high schools seeking an inexpensive multimedia supplement to their traditional yearbook. See "Marketing and Sales Strategy" below.

ACTIVITIES TO DATE


From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have spent only approximately $1,276 on development of our business since our inception, as our management believed it could better implement our long-term business plan keeping expenditures at a minimum during our early development stage until we raised a substantial amount of funds to execute our business and marketing plan. Accordingly, between November 2006 and March 2008, we were focused primarily on raising capital to execute our business plan. We closed on a private placement of our common stock on March 31, 2008, pursuant to which we sold 1,886,400 shares of our common stock for total gross proceeds of $47,160. We have sold and issued an aggregate of 7,386,400 shares of our common stock since our inception through the March 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of $52,641.

Prior to the date hereof, we have secured shared office space for our corporate offices and created a brand logo for our business. We hired a third party website developer and launched our website at www.easycdyearbook.com.

We have also published free samples of the first two sessions of our instructional videos on our website in order to demonstrate our concept.


COMPETITION AND COMPETITIVE STRATEGY


We are not aware of any competitor that offers a video program with instructions on creating a multimedia yearbook with which we would compete in the online environment. However, we are aware of approximately 12 companies that sell proprietary designated software to publish a multimedia yearbook in North America, such as Yeardisk Creator by Yeardisk, Digital Journey by Digital
Journey LLC, and Dynamic Memories by Interactive Software Designs. These companies currently dominate the online multimedia yearbook market and we expect them to remain the dominant market participants for the foreseeable future.
Generally, these types of software programs offered by our competitors automatically create yearbook templates that can be tailored to each school's project. Purchasers are asked to complete a questionnaire to define basic parameters for their yearbook, such as the name of the school, number of grades, classes and students, faculty, etc. The software then creates an automatic template into which users upload images, videos and text, and choose a yearbook theme from a list of prepaid themes. Once completed, the software automatically creates the multimedia yearbook that may be burned onto CD/DVDs. The cost for these types of software programs can range from approximately $300 to $500.

Unlike the proprietary designated software described above, which automatically create multimedia yearbooks for its users and therefore does not teach multimedia skills, our product is intended to provide the user with a set of instructional videos that teaches users about multimedia concepts and provides skills on accessing, using and developing multiple multimedia applications which can be applied towards any multimedia project, with an emphasis on multimedia yearbooks. Further, purchasers of our video program will not have to purchase any additional software in order to create their multimedia yearbook, as our program teaches users how to use free, or "open-source" software, that is or will be readily available. We believe that our program will be viewed as being superior to other programs as it will provide users with more flexibility than current programs in the market offer.

We could also face competition in the future from publishers of printed yearbook, in the event that they begin to offer multimedia yearbook products in addition to or in conjunction with their printed products to their existing customer base.

We believe our primary competitive advantage is that our product will enable schools and clubs to produce a low-budget multimedia yearbook as a replacement or supplement to their printed yearbook, because the multimedia yearbook could be developed easily through the use of free software and computer and video equipment that would likely be found at any school. Further, our strategy is to emphasize that our video program will teach the skills and concepts of multimedia generally, which can be applied toward any multimedia project, including a multimedia yearbook.

MARKETING & SALES STRATEGY


Once we complete the development and production of our product, we plan to focus our marketing efforts in North America. Our management, particularly our President, Almaymoon Mawji, who has nine years of experience as vice president of sales and enrollment with a child learning center in Calgary, will be responsible for executing our marketing plan. We have budgeted $8,000 toward these efforts over the next 12 months. Our target market is K-12 schools in North America.

Our marketing efforts will be directed toward building a network of relationships with schools and clubs in North America. We will emphasize how our video program can be an inexpensive replacement or supplemental to the traditional printed yearbook, as well as a "green," or environmentally-friendly, alternative to the printed yearbook.


Initially, we plan to gain a customer base through a targeted web campaign. We estimate that our initial marketing expenses for the first year will be approximately $8,000. We also intend to employ the following techniques:

SEARCH ENGINES: Once our video program is ready for commercial use, we plan to submit our website to search engines that robotically index the Web. Such search engines include Google, Yahoo, MSN, AOL Search, and Ask.com. Some of these feed search content to the other main search engines and portal sites.

RECIPROCAL LINKS: We plan to find complementary websites and request a reciprocal link to our website.

INTERNET MARKETING: We plan to conduct Internet marketing such as advertising on news forums, web seminars, email campaigns, web advertising, e-newsletters, online public relations and issuing press releases.

BRANDING: While it may initially be difficult for a start-up company to establish a consumer brand name, we realize the critical importance of making "POWERED BY EASY CD YEARBOOK" a symbol of quality in the marketplace. We will insure wherever possible that this critical "branding experience" will appear on all of our services and web pages.

We plan to price our product at $379 initially when downloaded or viewed online, and at a slightly higher price for a boxed version on DVD.

We also plan to offer a discount to those schools and clubs that agree to link their website to our website.

DISTRIBUTION

Our video program will be available on DVD and as a direct download/view from our website.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our product will be over the Internet.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our video program directly to schools or clubs over the Internet. Our video program will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENTS,   TRADEMARKS,   LICENSES,   FRANCHISE   RESTRICTIONS   AND  CONTRACTUAL
OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to produce a video program and intend to protect it with copyright and trade secrecy laws. We do not hold any other intellectual property.

Easy CD Yearbook is planning to develop all of its own video and software content for the foreseeable future and intends to copyright or obtain other protection over these assets if and when it has the cash resources to do so. We do not hold any other intellectual property and we do not anticipate any additions in the foreseeable future.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first two years of operation related to the development of our video program. For additional details please see "Management's Discussion and Analysis of Financial Condition and Results of Operation - Plan of Operation" below.

FUTURE PLANS

If we are successful and have the financial and cash resources to do so, we plan to expand our video program with complementary videos for other areas of multimedia. We also plan to expand our business from sales generation exclusively from the Internet to having our products sold to customers through other consumer channels such as retailers, wholesalers, or other direct sale methods.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our executive officers, who spend up to approximately 20 hours a week on our business. When we commence full operations, we expect to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not own interests any real property.


We currently maintain our corporate office at 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108 USA. This is the same address that our agent for service of process, EasBiz.com, Inc., uses. This location is a virtual office that we maintain for $75 per month pursuant to a lease with INC Management, a company affiliated with EasBiz.com, Inc., which provides us with a mailing address for communications, a contact phone number as well as secretarial and administrative services should we need it. We may terminate the lease arrangement upon 30-days' written notice to INC Management. Our executive officers, Mr. Mawji and Mr. Kaba, do not work from this location, but operate from their respective residences in Canada and Tanzania at no charge to us. We have designated the virtual office as our corporate office in order to establish a business presence in North America, where we plan to offer our products, and to provide our future customers with a convenient way to communicate with us. We believe that this virtual office space is currently sufficient for our purposes and we expect it to be sufficient until we commence full operations.

Other than as described above, we have no relationship or affiliation with EastBiz.com, Inc. or INC Management, nor will either of these entities receive any remuneration from the offering of our common stock by the selling stockholders.


REPORTS TO SECURITY HOLDERS

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is EastBiz.com, Inc., 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108 USA.

                                   MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

          Name                 Age                 Position
          ----                 ---                 --------

     Almaymoon Mawji           32       President, Treasurer, and Director

     Zahirali Kaba             43       Secretary and Director

MR. ALMAYMOON MAWJI


Mr. Mawji is our President, Treasurer and a Director. He has served in these capacities since we were incorporated on June 27, 2006. From mid 1999 until February 2008, Mr. Mawji was the vice president of sales and enrollment for the

Sunridge Child Learning Center in Calgary, Alberta, Canada. Since February 2006, Mr. Mawji has served as a director of 1221668 Alberta Ltd., which owns the rights to sell services of TakeOnVoip Communications, Inc., a broadband Internet phone company, in Calgary. He holds a BSc in Biological Sciences from the University of Calgary with a minor in business management.


MR. ZAHIRALI KABA


Mr. Kaba is our Secretary and a Director, and has served in these capacities since we were incorporated on June 27, 2006. Mr. Kaba resides in Tanzania. Since 2000, Mr. Kaba has served as a partner of Amazon Trading Co. Ltd., a mining company of gemstones and other precious stones located in Dar es Salaam region, Tanzania. From 2004 to 2006 he served as director of Nterfreight Ltd., a cargo clearing and forwarding company.


BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market ("NASDAQ") , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of "independent" as within the meaning of such rules as a result of their current positions as our executive officers.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive officers described above.

FAMILY RELATIONSHIPS

There are no familial relationships among any of our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION


We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. Almaymoon Mawji and Mr. Zahirali Kaba. There are no arrangements pursuant to which our executive officers will be compensated in the future for any services provided as executive officers. We have no employment agreements with either of our executive officers.


OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at May 31, 2008.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

                            COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a Director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On June 27, 2006, pursuant to the terms of a subscription agreement, we sold 2,500,000 shares of our common stock to Mr. Almaymoon Mawji, our President, Treasurer and Director, for cash payment to us of $0.001 per share, or $2,500 in the aggregate.

On June 27, 2006 pursuant to the terms of a subscription agreement, we sold 3,000,000 shares of our common stock to Mr. Zahirali Kaba, our Secretary and Director, for cash payment to us of $0.001 per share, or $3,000 in the aggregate.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information regarding the beneficial ownership of our common stock as of August 18, 2008 for:


     *    each  person,  or  group  of  affiliated  persons,   known  by  us  to
          beneficially own more than 5% of our common stock;
     *    each of our executive officers;
     *    each of our directors; and
     *    all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Easy Cd Yearbook Inc., 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108 USA.


The percentage ownership information shown in the table below is calculated based on 7,386,400 shares of our common stock issued and outstanding as of August 18, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                        Name of           Amount and Nature of       Percentage
Title of Class     Beneficial Owner       Beneficial Ownership        of Class
--------------     ----------------       --------------------        --------
Common Stock         Almaymoon Mawji          2,500,000                 33.85%
                      President,
                      Treasurer and
                      Director

Common Stock         Zahirali Kaba            3,000,000                 40.61%
                      Secretary and
                      Director

All officers as a Group                       5,500,000                 74.46%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

OUR FINANCIAL STATEMENTS ARE STATED IN UNITED STATES DOLLARS (US$) AND ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

OVERVIEW


We are a development stage company with limited operations and no revenues from our business operations. We were incorporated under the laws of the state of Nevada on June 27, 2006. We are planning to produce and market an instructional video program called "How to Publish a Multimedia Yearbook" which will be available on DVD and will be viewable on our website. A multimedia yearbook is a CD/DVD that contains video, photos, audio and text that is PC and Mac compatible, which we believe can serve as an inexpensive replacement or supplement to a traditional printed yearbook. Our video program will be a series of 10 video sessions which collectively will provide instruction to viewers on how to use multimedia tools, software and equipment that are, or may be, readily available to them in order to create a multimedia yearbook. These tools include scanners, cameras, computers, CD/DVD burners and other tools and equipment that will likely be available for use at any school or club, as well as "open-source" software, which is software that has source codes that are available to the public typically free of charge, which permits users to use, change and improve the software, redistribute it in modified or unmodified form, thereby collaborating in its development. We plan to market our product to students and teachers who wish to produce a multimedia yearbook for their school or club. Our video program will also include an electronic curriculum guide, or a "How To" guide, which will assist teachers and instructors to design and present a course on producing a multimedia yearbook.

We are currently seeking a third party contractor to produce our 10-session instructional video program, and the related electronic "How To" curriculum guide, which we estimate will cost us approximately $21,300. We anticipate that our video product will be available in March of 2009.

Once we complete the development and production of our product, we plan to focus our marketing efforts in North America. Our management, particularly our President, Almaymoon Mawhi, will be responsible for executing our marketing plan, and we have budgeted $8,000 toward these efforts over the next 12 months. Our target market is K-12 schools in North America.

We have two executive officers who also serve as our directors. Mr. Mawji, our President, Treasurer and a Director, resides in Calgary, Alberta, Canada. He has nine years of experience as vice president of sales and enrollment for a child learning center in Calgary. He also serves as a director for a Calgary company that owns the rights to sell services of a broadband internet phone company. Mr. Zahirali Kaba, our Secretary and a Director, resides in Tanzania. For the last eight years, Mr. Kaba has served as a partner a mining company of gemstones and other precious stones located in Tanzania. Between 2004 and 2006, Mr. Kaba served as director of Nterfreight Ltd., a cargo clearing and forwarding company.

From June 27, 2006 (inception) to May 31, 2008, we have incurred accumulated net losses of $4,695. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues until we have completed development of our "How to Publish a Multimedia Yearbook" video program.


PLAN OF OPERATION

We have not generated any revenues since our inception on June 27, 2006. We believe that our current funding will allow us to begin our product development, market our video program, and remain in business for 12 months. We intend to begin to generate revenues no earlier than June of 2009. If we are unable to generate revenues within 12 months of the effectiveness of the registration statement of which this prospectus is a part for any reason, or if we are unable to make a reasonable profit within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of our securities or loans. We have no other financing plans at this time.


Our business is premised on the theory that multimedia yearbooks will become the future standard, as they integrate the benefits of the printed yearbook and video yearbook into a CD/DVD. A multimedia yearbook contains text, images, audio, and video. While a traditional paper yearbook may contain a few dozen pages, a multimedia yearbook can contain hundreds or even thousands of pages. The end product of a multimedia yearbook is either a CD-ROM or a DVD that is PC and Mac compatible. We believe that the multimedia yearbook will be the preferred form of yearbook for school and clubs, and thus there will be a market opportunity for our product, because it offers several advantages over printed yearbooks. These include the capacity to include greater quantities of information in the electronic form of yearbook than can be held in a traditional printed yearbook, and the benefits to the environment as an electronic yearbook eliminates the need to cut and print such large quantities of paper.


Our current business objectives are:


     * to engage a third party firm to produce our video program and to publish the "How To" guide;


     *    to execute our marketing  plan and to create  interest in our product;
          and
     * to establish our website as a major `hub' for instructional videos on multimedia.

Our goals over the next 12 months are to:


     *    produce our video program and "How To" guide by March 2009;


     *    drive traffic to our website;
     * collect information and create customer lists from our website and email campaigns;

     * generate revenue by June of 2009 through the sale of our video product; and
     *    achieve break-even results of operations.

ACTIVITIES TO DATE


We were incorporated under the laws of the State of Nevada on June 27, 2006. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have spent only approximately $1,276 on development of our business since our inception, as our management believed it could better implement our long-term business plan by keeping expenditures at a minimum until we raised a substantial amount of funds to execute our business and marketing plan. Accordingly, between November 2006 and March 2008, we were focused primarily on raising capital to execute our business plan. We closed on a private placement of our common stock on March 31, 2008, pursuant to which we sold 1,886,400 shares of our common stock for total gross proceeds of $47,160.

Prior to the date hereof, we secured shared office space for our corporate offices and created a brand logo for our business. We hired a third party website developer and launched our website at www.easycdyearbook.com. We have published free samples of the first two sessions of our instructional videos on our website in order to demonstrate our concept, and are currently seeking a third party contractor to produce the 10-session instructional video program and the related electronic "How To" curriculum guide for teachers and instructors.


EXPENDITURES

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months. These expenditures are described in detail below under "Milestones."

                       August 2008 to    December 2008 to    March 2009 to    June 2009 to    August 2008 to
                       November 2008      February 2009        May 2009       August 2009      August 2009
                       -------------      -------------        --------       -----------      -----------
Legal/Accounting         $ 2,000            $ 2,000            $ 2,000          $ 2,000         $ 8,000
Transfer Agent               500                200                 --              200             900
Website Development        1,000                500                500              500           2,500
Video Production(1)        7,000              7,000                 --               --          14,000
"How To" Guide(2)          2,000                 --                 --               --           2,000
Computer Equipment           700                700                700              700           2,800
Advertising/Marketing         --                 --              4,000            4,000           8,000
Office Rent                  225                225                225              225             900
Office Supply                250                250                250              250           1,000
Telephone                    140                140                140              140             560
                         -------            -------            -------          -------         -------
                         $11,815            $ 9,015            $ 7,815          $ 8,015         $40,660
                         =======            =======            =======          =======         =======

----------
(1) Our estimated cost of producing the 10-session instructional videos which is intended to provide instruction to viewers on how to use multimedia tools, software and equipment that are, or may be, readily available, in order to create a multimedia yearbook.
(2) Our estimated cost of publishing the electronic "How To" curriculum guide for teachers and instructors, which is intended to assist them to design and present a course on producing a multimedia yearbook.


MILESTONES


PRESENT - FEBRUARY 2009


Main Objectives:


     *    Identify a contractor to produce our video program and "How To" guide;
     *    Produce our video program; and

     *    Publish "How To" guide


From the date of this prospectus through February 2009, we plan to identify a contractor and produce our video program. Our President and director, Mr. Mawji, will approach several video production contractors for the purpose of developing our video program. We will focus our efforts identifying a contractor that we believe will be able to execute our proposed video program in a costly and timely manner. The third party contractor's main duty will be to produce 10 instructional video sessions, as well as the electronic "How To" curriculum guide for teachers and instructors. We already identified those sessions that will teach how to publish a multimedia yearbook using "open-source" software and computer and video equipment that can likely be found at any school.

Our budget for the production of the video program is $14,000. We expect that our total costs for producing our product, which includes the cost of production of our video program and "How To" guide, as well as related costs for website development and computer equipment, will total $21,300.00.

MARCH 2009 - AUGUST 2009


Main Objectives:


     *    Execute our marketing plan; and


     * Establish our website as a major `hub' for instructional videos on multimedia

We plan to gain customer awareness by using a variety of different marketing initiatives such as: email campaigns, search engine promotions and web seminars, web advertising, e-newsletters, online public relations and press releases.

We will also focus our efforts by adding useful content to our website such as free instructional videos in different areas of multimedia, free knowledge base, free technical forum communities and useful links. Our management believes that by providing quality free video content we will attract customers to our website.

We will be targeting K-12 schools and clubs in the North America.


Mr. Mawji will be primarily responsible for implementing our marketing and sales plan, but both of our directors and officers will be performing this task. Our budget for the web marketing campaign is $8,000.


RESULTS OF OPERATIONS

During the period from June 27, 2006 (date of inception) through May 31, 2008, we incurred a net loss of $4,695. This loss consisted primarily of incorporation costs, administrative expenses and the design of our website. Since inception, we have sold 7,386,400 shares of common stock.


During the fiscal year ended May 31, 2008, the Company remained in the development stage and generated no revenue. The Company incurred net losses of $3,031 and $1,664 for the twelve month periods ending May 31, 2008 and May 31, 2007, respectively. General and administrative expenses were $811 for the year ended May 31, 2008, compared to $145 for the same period ended 2007. The Company also incurred $2,000 in consulting expenses during the year ended May 31, 2008, which was not incurred during the prior year, in connection with a bookkeeping and accounting consultant who taught us how to keep our own books and how to use accounting software. The increase in expenses during the year ended May 31, 2008 may be attributed to an increase in development and organizational activities during the year ended May 31, 2008.


PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

REVENUES


We had no revenues for the period from June 27, 2006 (date of inception) through May 31, 2008. We believe that we will be able to commence the marketing and distribution of our product by March 2009, with revenues beginning no earlier than June of 2009.

LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of May 31, 2008 reflects assets of $47,946. Cash and cash equivalents from inception to date have been sufficient to provide the working capital necessary to operate to date, and we expect it to help us remain operational during the next twelve months.

Our activities to date have been supported by equity financing, through the private placements of our common stock on the date of our inception, June 27, 2006, and on March 31, 2008, through which we raised approximately $52,600. We have sustained losses in all previous reporting periods with an inception to date loss of $4,695 as of May 31, 2008. We anticipate generating losses and, therefore, may be unable to continue operations in the future. We anticipate that in the future we will be required to seek funding from our stockholders and/or other qualified investors to pursue our business plan. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us on acceptable terms, or at all. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

SEASONALITY

We expect that our future sales will be impacted by seasonal demands, as we expect that sales will be tied to the school-year calendar, and concentrated during the spring semesters or the months closest to the ends of the traditional school year.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                              FINANCIAL STATEMENTS

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                          INDEX TO FINANCIAL STATEMENTS
                                  May 31, 2008


Report of Registered Independent Auditors .................................. F-1

Financial Statements-....................................................... F-2

Balance Sheets as of May 31, 2008 and May 31, 2007.......................... F-3

Statements of Operations for the Periods Ended May 31, 2008,
 May 31, 2007 and Cumulative from Inception ................................ F-4

Statement of Stockholders' Equity for the Period from Inception
 Through May 31, 2008 ...................................................... F-5

Statements of Cash Flows for the Periods Ended May 31, 2008,
 May 31, 2007 and Cumulative from Inception................................. F-6

Notes to Financial Statements - May 31, 2008 ............................... F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Easy CD Yearbook, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Easy CD Yearbook, Inc. (A Development Stage Company) as of May 31, 2008 and May 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2008, May 31, 2007 and since inception on June 27, 2006 through May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Easy CD Yearbook, Inc. (A Development Stage Company) as of May 31, 2008 and May 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2008, May 31, 2007 and since inception on June 27, 2006 through May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $4,695, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
June 4, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                    (AUDITED)

                                                              May 31,            May 31,
                                                               2008               2007
                                                             --------           --------
ASSETS

Current Assets
  Cash                                                       $ 46,705           $ 13,817
                                                             --------           --------

      Total Current Assets                                   $ 46,705           $ 13,817
                                                             ========           ========

Website, net of accumulated amortization (Note 6)            $  1,241           $     --
                                                             --------           --------

      Total Assets                                           $ 47,946           $ 13,817
                                                             ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Stock Subscriptions Received not yet accepted              $     --           $ 10,000
                                                             --------           --------
      Total current liabilities                                    --             10,000
                                                             --------           --------

      Total liabilities                                      $     --           $ 10,000
                                                             --------           --------

Stockholders' Equity (Note 9)
  Preferred Stock, authorized 50,000,000 shares,
   par value $0.0001
  Common Stock, authorized 100,000,000 shares,
   par value $0.0001
  Issued and outstanding on May 31, 2008 is 7,386,400        $  5,670           $  5,481
  Paid in Capital                                              46,971                 --
  Deficit Accumulated During the Development Stage             (4,695)            (1,664)
                                                             --------           --------

      Total Stockholders' Equity                               47,946              3,817
                                                             --------           --------

      Total Liabilities and Stockholders' Equity             $ 47,946           $ 13,817
                                                             ========           ========


    The Accompanying Notes Are an Integral Part of these Financial Statements

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                    (AUDITED)

                                                                                             27 June 2006
                                                    Year Ended           Year Ended         (Inception) To
                                                      May 31,              May 31,              May 31,
                                                       2008                 2007                 2008
                                                    ----------           ----------           ----------
Revenue                                             $       --           $       --           $       --

Expenses
  Depreciation and amortization                             35                   --                   35
  Consulting                                             2,000                   --                2,000
  General and Administrative                               811                  145                  957
  Professional Fees                                         --                1,042                1,042
  Organization                                              --                  187                  187
  Filing Fees                                              185                  290                  475
                                                    ----------           ----------           ----------
Loss before income taxes                                 3,031                1,664                4,695
                                                    ----------           ----------           ----------
Provision for Income Taxes                                  --                   --                   --
                                                    ----------           ----------           ----------

Net (Loss)                                          $   (3,031)          $   (1,664)          $   (4,695)
                                                    ==========           ==========           ==========

Basic and Diluted (Loss) per Common Shares                   a                    a                    a
                                                    ----------           ----------           ----------
Weighted Average Number of Common Shares             5,815,261            5,500,000            5,815,261
                                                    ----------           ----------           ----------

----------
a = Less than ($0.01) per share


    The Accompanying Notes Are an Integral Part of these Financial Statements

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                    (AUDITED)

                                          Common Stock
                                      --------------------      Paid in                   Accumulated     Total
                                      Shares        Amount      Capital      Warrants       Deficit       Equity
                                      ------        ------      -------      --------       -------       ------
                                        #              $           $            $              $             $
INCEPTION JUNE 27, 2006

Common stock issued  to Directors
For cash June 27, 2006 @ $0.001      5,500,000       5,481           --           --                       5,481
Per Share

Net (Loss)                                                                                  (1,664)       (1,664)
                                    ----------     -------      -------      -------       -------       -------
BALANCE, MAY 31, 2007                5,500,000       5,481           --           --        (1,664)        3,817

Private placement closed on
March 31, 2008 @ 0.025 per share     1,886,400         189       46,971                                   47,160

Net (Loss)                                                                                  (3,031)       (3,031)
                                    ----------     -------      -------      -------       -------       -------

BALANCE, MAY 31, 2008                7,386,400       5,670       46,971           --        (4,695)       47,946
                                    ==========     =======      =======      =======       =======       =======


    The Accompanying Notes Are an Integral Part of these Financial Statements

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                    (AUDITED)

                                                                                                 27 June 2006
                                                            Year Ended         Year Ended       (Inception) To
                                                              May 31,            May 31,            May 31,
                                                               2008               2007               2008
                                                             --------           --------           --------
OPERATING ACTIVITIES
  Net (Loss)                                                 $ (3,031)          $ (1,664)          $ (4,695)
  Adjustments To Reconcile Net Loss To Net
   Cash Used By Operating Activities
     Depreciation and amortization expense                         35                 --                 35
     Increase (decrease) in stock Subscriptions received      (10,000)            10,000                 --
                                                             --------           --------           --------

Net Cash (Used) by Operating Activities                       (12,996)             8,336             (4,660)
                                                             --------           --------           --------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock                     $ 47,160           $  5,481           $ 52,641
                                                             --------           --------           --------
Cash Provided by Financing Activities
                                                               47,160              5,481             52,641
                                                             --------           --------           --------
INVESTING ACTIVITIES
  Web site Construction                                        (1,276)                --             (1,275)
                                                             --------           --------           --------

Net cash used by investing activities                          (1,276)                --             (1,275)
                                                             --------           --------           --------

Net Increase in Cash                                           32,888             13,817             46,705

Cash, Beginning of Period                                      13,817                 --                 --
                                                             --------           --------           --------

Cash, End of Period                                          $ 46,705           $ 13,817           $ 46,705
                                                             ========           ========           ========


    The Accompanying Notes Are an Integral Part of these Financial Statements

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2008


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on June 27, 2006. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company and has not yet realized any revenues from its planned operations.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 fiscal year end.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"), which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 27, 2006 (inception).

Basic  earnings  (loss) per share amount are computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                  MAY 31, 2008


INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

Software development costs representing capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred. See Note 5.

NOTE 3. ADVERTISING

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2008.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (June 27, 2006) to May 31, 2008 of $4,695. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                  MAY 31, 2008


Management is planning to raise additional funds through debt or equity offerings. There can be no assurance that debt or equity financing will be available to the Company on acceptable terms or at all, and is no guarantee that the Company will be successful in these efforts.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. WEBSITE

                                       Accumulated
                       Cost           Amortization        Net Book Value
                       ----           ------------        --------------
     Website          $1,276               $35                $1,241

Website costs are amortized on a straight line basis over 3 years, its estimated useful life.

NOTE 7. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2008, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $4,695 at May 31, 2008, and will expire in the year 2028.

As at May 31, 2008, deferred tax assets consisted of the following:

                   Net operating losses               $ 704
                   Less: valuation allowance           (704)
                                                      -----

                   Net deferred tax asset             $  --
                                                      =====
NOTE 8. NET OPERATING LOSSES

As of May 31, 2008, the Company has a net operating loss carry-forward of approximately $4,695, which will expire 20 years from the date the loss was incurred.

                             EASY CD YEARBOOK, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                  MAY 31, 2008


NOTE 9. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

For transactions other than those with employee's stock, issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On June 27, 2006, the Company issued 5,500,000 common shares to its directors for cash, valued at $0.001 per share or $5,500.

Since inception (June 27, 2006) to the year ended May 31, 2008, the Company accepted subscriptions for 1,886,400 shares of common stock from 37 investors pursuant to a series of private placement transactions which closed on March 31, 2008. The private placements were not subject to any minimum investment, and were priced at $0.025 per share, for aggregate gross proceeds of $47,160. The Company accepted the subscriptions on March 31, 2008.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ________, 2008, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                             EASY CD YEARBOOK, INC.

                                    1,886,400
                                     SHARES
                                       OF
                                  COMMON STOCK

                                   ----------
                                   PROSPECTUS
                                   ----------


                                  _________, 2008

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

     Name of Expense                                              Amount
     ---------------                                              ------
     Securities and Exchange Commission registration fee        $     1.85
     Transfer Agent Fees                                        $   500.00
     Legal, accounting fees and expenses (1)                    $16,250.00
     Edgar filing, printing and engraving fees (1)              $   600.00
                                                                ----------
     Total (1)                                                  $17,351.85
                                                                ==========
----------
(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On March 31, 2008, we issued and sold an aggregate of 1,886,400 shares of our common stock to 37 non-US seed capital investors at a purchase price of $0.025 per share, without registration under the Securities Act, for total gross proceeds of $47,160. These shares were sold pursuant to subscription agreements accepted on March 31, 2008. We completed this offering pursuant to Regulation S of the Securities Act. We believed that this exemption from registration was available as each purchaser represented to us that they were a non-U.S. person as defined in Regulation S, and we did not engage in distribution of these shares in the United States.

On June 27, 2006, pursuant to the terms of a subscription agreement, we sold 2,500,000 shares of our common stock to Mr. Almaymoon Mawji, our President, Treasurer and Director, for cash payment to us of $2,500. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Almaymoon Mawji who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On June 27, 2006 pursuant to the terms of a subscription agreement, we sold 3,000,000 shares of our common stock to Mr. Zahirali Kaba, our Secretary and Director, for cash payment to us of $3,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Almaymoon Mawji who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


   Exhibit                          Description
   -------                          -----------

     3.1*     Articles of Incorporation of Registrant.
     3.2*     Bylaws of Registrant.
     4.1*     Specimen Common Stock Certificate.
     5.1*     Legal Opinion of Gersten Savage LLP.
    10.1*     Form of  Subscription  Agreement  entered into between the Company and Almaymoon Mawji on June 27, 2006.
    10.2*     Form of  Subscription  Agreement  entered into between the Company and Zahirali Kaba on June 27, 2006.
    10.3*     Form of Subscription Agreement entered into in connection with the
              March 31, 2008 private placement.
    23.1      Consent of Moore & Associates, Chartered.
    23.2*     Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
    24.1*     Power  of  Attorney  (contained  on the  signature  page  of  this registration statement).

----------
* Previously filed.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada on August 20, 2008.


                             EASY CD YEARBOOK, INC.


                             By: /s/ Almaymoon Mawji
                                ------------------------------------------------
                             Name:  Almaymoon Mawji
                             Title: President, Treasurer and Director
                                    (Principal Executive and Principal Financial
                                    and Accounting Officer)



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                          Date
      ---------                         -----                          ----


/s/ Almaymoon Mawji          President, Treasurer and Director   August 20, 2008
---------------------------  (Principal Executive and Principal
Almaymoon Mawji              Financial and Accounting Officer)



/s/ *                        Secretary and Director              August 20, 2008
---------------------------
Zahirali Kaba



* By: /s/ Almaymoon Mawji
     ------------------------------------------------------
     Almaymoon Mawji
     Attorney-in-Fact, granted in the Company's
     Registration Statement on Form S-1 filed June 25, 2008

   Exhibit                          Description
   -------                          -----------

     3.1*     Articles of Incorporation of Registrant.
     3.2*     Bylaws of Registrant.
     4.1*     Specimen Common Stock Certificate.
     5.1*     Legal Opinion of Gersten Savage LLP.
    10.1*     Form of  Subscription  Agreement  entered into between the Company and Almaymoon Mawji on June 27, 2006.
    10.2*     Form of  Subscription  Agreement  entered into between the Company and Zahirali Kaba on June 27, 2006.
    10.3*     Form of Subscription Agreement entered into in connection with the
              March 31, 2008 private placement.
    23.1      Consent of Moore & Associates, Chartered.
    23.2*     Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
    24.1*     Power  of  Attorney  (contained  on the  signature  page  of  this registration statement).

----------
* Previously filed.